EXHIBIT 10.8

Compensation Committee Charter

The Compensation Committee of the board of directors of Koolbridge Solar, Inc. (KBS. or the Company) shall consist of a minimum of three directors. Members of the committee shall be appointed by the board of directors and may be removed by the board of directors in its discretion. At its early stage, the Company has no independent directors; accordingly, the compensation committee members will not be independent.

Purpose

The Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to the Company's Senior Executive Group, which includes all officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The Committee shall have the powers and authorities vested in it by stock option, restricted stock, incentive, and other compensation plans of the Company. With regard to plans designed and intended to provide compensation primarily for the Senior Executive Group, the Committee shall have the power to approve, modify or amend all non-equity plans, modify or amend all equity plans, and shall recommend adoption of equity plans to the Board.

Committee Authority and Responsibilities

1.

The Compensation Committee will measure the Chairman of the Board's and the Chief Executive Officer's performance against each of his or her goals and objectives pursuant to the Company's plans and, after considering the full Board's evaluation of his or her performance, determine the compensation of the Chairman of the Board and the Chief Executive Officer. The full Board will review the Compensation Committee's actions. In determining compensation, the Committee will consider the Company's performance and relative shareowner return, the compensation of chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Committee deems relevant.

2.

The Committee shall review and approve compensation of all Senior Executive Group members at appropriate time periods. The Committee shall take account of the Chief Executive Officer's recommendation and evaluation of each individual's performance, the Company's overall performance and comparable compensation paid to similarly-situated executives in comparable companies.

3.

The Committee shall have the sole authority to retain, oversee and terminate any compensation consultant to assist in the execution of the Committee's responsibilities, including without limitation, the evaluation of the Chairman of the Board's, Chief Executive Officer's, Senior Executive Groups' and other senior executives' compensation, and shall have authority to approve the consultant's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Committee deems appropriate, the Committee shall assess the independence of such advisor from management, taking into consideration all factors relevant to such advisor's independence. The Committee shall ensure that any disclosure required by the rules and regulations of the Securities and Exchange Commission related to the foregoing is included in the Company's proxy statement.

1

Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Committee deems appropriate, the Committee shall assess the independence of such advisor from management, taking into consideration all factors relevant to such advisor's independence. The Committee shall ensure that any disclosure required by the rules and regulations of the Securities and Exchange Commission related to the foregoing is included in the Company's proxy statement.

4.

The Committee shall approve and review employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits or perquisites for Senior Executive Group members.

5.

The Committee shall review and discuss the Compensation Discussion and Analysis (the "CD&A") required to be included in the Company's proxy statement with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included. The Committee shall also produce an annual report of the Committee for inclusion in the Company's proxy statement.

6.

The Committee shall annually review the potential risk to the Company from its compensation programs and policies, including any incentive plans, and whether such programs and policies incentivize unnecessary and excessive risk taking.

7.	The Committee shall review and approve the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees.

8.

The Committee shall oversee the Company's policies on structuring compensation programs to preserve tax deductibility where appropriate. To the extent the Company provides for performance-based compensation subject to the requirements of Section 162(m) of the Internal Revenue Code, the Committee shall establish and certify the attainment of performance goals, as required by Section 162(m).

9.

The Committee may form and delegate authority to subcommittees, including management subcommittees, when appropriate, and may require that any such subcommittee periodically present to the Committee a summary report of actions taken.

10.	The Committee shall make regular reports to the Board.

11.	The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

12.	The Committee shall annually review its own performance.